UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
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SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
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Bankwell Financial Group, Inc.

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Bankwell Financial Group, Inc.

On April 15, 2020, Bankwell Financial Group, Inc. (the "Company”) filed a definitive proxy statement with the Securities and Exchange Commission in connection with its 2020 Annual Meeting of Shareholders to be held on May 27, 2020 (the “Annual Meeting”). On May 19, 2020, the Company issued a press release concerning its intention to convene and then immediately adjourn the Annual Meeting. The Annual Meeting will be adjourned until August 12, 2020. The Company is providing this supplement to broadly disseminate that information.

BANKWELL FINANCIAL GROUP, INC. TO ADJOURN ANNUAL MEETING DUE TO COVID-19 CONCERNS AND RESTRICTIONS

New Canaan, CT – May 19, 2020 – Bankwell Financial Group, Inc. (NASDAQ: BWFG) (the "Company") today announced that it intends to convene and then immediately adjourn its Annual Meeting of Shareholders (the "Annual Meeting") due to public health concerns and governmental restrictions relating to the COVID-19 pandemic. The Annual Meeting is scheduled to occur at 8:00 a.m. Eastern time on May 27, 2020. The Annual Meeting will be convened and then immediately adjourned to Wednesday, August 12, 2020 at 8:00 a.m. Eastern time at Woodway Country Club, 540 Hoyt Street, Darien, Connecticut 06820. The record date will remain March 27, 2020. Shareholders of record on March 27, 2020 may continue to vote in person or by proxy until August 12, 2020. Consistent with guidance issued by the U.S. Securities and Exchange Commission (the “SEC”), the Company will not be mailing additional proxy materials with respect to the new Annual Meeting date. Shareholders should comply with applicable restrictions and not attend the Annual Meeting on May 27, 2020.

Additional information regarding the Annual Meeting, including the proposals to be voted on, can be found in the Company’s proxy statement on Schedule 14A, which was filed with the SEC on April 15, 2020.

The Company continues to monitor current public health measures and if it considers it prudent, the Company may further adjourn the Annual Meeting to a different time or place, or may change the format of the Annual Meeting to a virtual meeting. If so, the Company will issue a subsequent press release announcing any such additional changes.

About Bankwell Financial Group, Inc.

Bankwell Bank, the Company's banking subsidiary, is a commercial bank that serves the banking needs of residents and businesses throughout the New York metropolitan area, including Fairfield and New Haven Counties, Connecticut. For more information about this press release, interested parties may contact Christopher R. Gruseke, President and Chief Executive Officer, or Penko Ivanov, Executive Vice President and Chief Financial Officer, at (203) 652-0166.

For more information, visit www.mybankwell.com.

Note Regarding Forward-Looking Statements

This press release may contain certain forward-looking statements about the Company. Forward-looking statements include statements regarding anticipated future events and can be identified by the fact that they do not relate strictly to historical or current facts. They often include words such as “believe,” “expect,” “anticipate,” “estimate,” and “intend” or future or conditional verbs such as “will,” “would,” “should,” “could,” or “may.” Forward-looking statements, by their nature, are subject to risks and uncertainties. Certain factors that could cause actual results to differ materially from expected results include, but are not limited to, increased competitive pressures, changes in the interest rate environment, general economic conditions or conditions within the securities markets, uncertain impacts of, or additional changes in, monetary, fiscal or tax policy to address the impact of COVID-19, prolonged measures to contain the spread of COVID-19 or premature easing of such containment measures, either of which could further exacerbate the effects on the Company’s business and results of operations, and legislative and regulatory changes that could adversely affect the business in which the Company and its subsidiaries are engaged. For more information about risks and uncertainties associated with the Company’s business, please refer to the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” sections of the Company’s SEC filings, including, but not limited to, our annual report on Form 10-K and quarterly reports on Form 10-Q.